UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 16, 2005

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Witmer Road, Horsham, Pennsylvania	19044

(Address of Principal Executive Offices)	(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry Into a Material Definitive Agreement
Signatures

Item 1.01 – Entry Into a Material Definitive Agreement

     On February 16, 2005, Neose Technologies, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Research, Development and License Agreement with Novo Nordisk A/S dated as of November 17, 2003, as previously amended (the “Novo Agreement”). The Amendment will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2005, with portions omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

     Under the Novo Agreement, the Company is conducting work on next-generation versions of two proteins. The Amendment provides for:

•	a change in the timing of one milestone payment; and

•	a restructuring of payment of certain project-related costs for one of the proteins that is the subject of the Novo Agreement.

     The Company does not have any material relationship with Novo Nordisk or its affiliates other than:

•	in respect of the Novo Agreement and the Amendment; and

•	in respect of a separate Research, Development and License Agreement with Novo Nordisk A/S and Novo Nordisk Healthcare AG, dated November 17, 2003, as amended, under which the Company is conducting work on a next-generation version of an additional protein.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this report regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section entitled “Factors Affecting the Company’s Prospects” in our Annual Report on Form 10-K for the year ended December 31, 2003 and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Neose Technologies, Inc.
Date: February 17, 2004	By:	/s/ Debra J. Poul
Debra J. Poul
Senior Vice President and General Counsel